Exhibit 32

Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

(1) I have reviewed the Quarterly Report on Form 10-Q of InLand Capital Fund, L.P. (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of InLand Capital Fund, L.P.

By: Inland Real Estate Investment Corporation
      General Partner

/S/ Kelly Tucek________________________

Name: Kelly Tucek
Title: Assistant Vice President of the General Partner and
principal financial officer of InLand Capital Fund, L.P.

Date: November 12, 2003